                        DAWSON PRODUCTION SERVICES, INC.
                             (A TEXAS CORPORATION)

                        5,206,807 SHARES OF COMMON STOCK



                             UNDERWRITING AGREEMENT


                                                               February __, 1997


Jefferies & Company, Inc.
Rauscher Pierce Refsnes, Inc.
Southcoast Capital Corporation
       As Representatives of
       the Several Underwriters

c/o    Jefferies & Company, Inc.
       Attn:  Syndicate Department
       650 Fifth Avenue, 4th Floor
       New York, New York 10019

Dear Sirs:

       Dawson Production Services, Inc., a Texas corporation (the "Company"), and the persons listed on Schedule 1 hereto (the "Selling Shareholders") hereby confirm their agreement with you, as representatives (the "Representatives") of the underwriters named in Schedule 2 hereto (the "Underwriters"), with respect to the issuance and sale by the Company of an aggregate of 3,500,000 shares and the sale by the Selling Shareholders of an aggregate of 1,206,807 shares (collectively, the "Firm Shares"), of the Company's Common Stock, $.01 par value (the "Common Stock"), and the purchase of the Firm Shares by the Underwriters, acting severally and not jointly. The Company also has agreed to sell up to 706,021 shares (the "Additional Shares") of Common Stock to cover over-allotments, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

       You have advised us that you desire to purchase the Shares and that you propose to make a public offering of the Shares as soon as you deem advisable after the Registration Statement referred to below becomes effective upon the terms set forth in the Prospectus referred to below.

       The terms that follow, when used in this Agreement, shall have the meanings indicated. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a)(i) below and any preliminary prospectus related to the Shares included in the Registration Statement on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in Section 1(a)(i) below, including exhibits, as amended at the Representation Date (as defined below) (or, if not effective at the Representation Date, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 2 hereof), shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). The prospectus related to the Shares and constituting a part of the Registration Statement (including the Rule 430A Information), as from time to time amended or supplemented, is hereinafter referred to as the "Prospectus", except that if any revised prospectus shall be provided to the Underwriters by the Company that differs from the prospectus on file at the Securities and Exchange Commission (the "Commission") at the Effective Date (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. "Rule 158", "Rule 424" and "Rule 430A" refer to such rules under the Securities Act of 1933, as amended (the "Act"; and the rules and regulations under the Act, the "Act Regulations"). "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

       SECTION 1.  REPRESENTATIONS AND WARRANTIES.

       (a) The Company represents and warrants to the Underwriters as of the date hereof (such date being referred to as the "Representation Date") and as of the Closing Date, as follows:

              (i) The Company has filed with the Commission a registration statement on Form S-1 (Registration No. 333-19413), including a preliminary prospectus related to the Shares, and one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to the Underwriters, for the registration under the Act of the offering and sale of the Shares. The Company will file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) or Rule 434 of the Act Regulations. The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information in the case of clause (B)) required by the Act and the Act Regulations to be included in the prospectus with respect to the Shares and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof.

              (ii) On the Effective Date, the Representation Date and the Closing Date, the Registration Statement did and will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) the Prospectus will, comply in all material respects with the applicable requirements of the Act and the Act Regulations; on the Effective Date, the Representation Date and the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Representation Date and the Closing Date, and on the date of any filing pursuant to Rule 424(b), the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty as to the information provided in writing to the Company by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the table and the second, fifth, eighth and





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       tenth paragraphs following the table in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus.

              (iii) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" shall mean an adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company or any of the Subsidiaries (as hereinafter defined) that would be, singly or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business.

              (iv) The only subsidiaries (as defined in the Act Regulations) of the Company are the subsidiaries listed on Schedule 3 hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect.

              (v) Each of the Company and the Subsidiaries has all necessary authorizations, approvals, orders, licenses, rights-of-way, operating rights, easements, certificates and permits of and from, and has made all declarations and filings with, all regulatory or governmental officials and bodies, all self-regulatory organizations and all courts and other tribunals ("Permits"), to own or lease its respective properties and to conduct its respective businesses described in the Prospectus and the Registration Statement, except where failure to have obtained or made the same would not have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits, if the failure to be so licensed or approved or if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all its current material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; and such Permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries; and the Company and each of the Subsidiaries is in compliance with all applicable laws, rules, regulations, orders and consents, the violation of which could have a Material Adverse Effect. The property and business of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus and the Registration Statement.

              (vi) All of the Company's authorized and outstanding capital stock has been duly authorized, validly issued and is fully paid and nonassessable and the capitalization of the Company conforms to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein. There are no outstanding securities convertible into or





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       exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same, except as described in the Registration Statement and the Prospectus, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's articles of incorporation or by-laws or any agreement or other instrument to which the Company is a party, except as described in the Registration Statement and the Prospectus.

              (vii) All the outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights. Except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, directly or indirectly through another Subsidiary, free and clear of any security interests, liens, encumbrances, equities or other claims.

              (viii) Each of the Company and the Subsidiaries has good and indefeasible title to all real property and good and marketable title to all personal property owned by it, including those properties described in the Registration Statement and Prospectus, in each case free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Registration Statement and Prospectus or such as would not have a Material Adverse Effect. Each of the Company and the Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it, with such exceptions as are described in the Registration Statement and the Prospectus or that in the aggregate would not have a Material Adverse Effect.

              (ix) The Company has all requisite power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the provisions and conditions hereof, and to issue and deliver to the Underwriters the Shares that are being sold by the Company as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with the terms hereof, except to the extent rights to indemnity hereunder may be limited by federal or state securities laws or public policy underlying such laws and except to the extent the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles.

              (x) Each of the Company and the Subsidiaries owns, or possesses adequate rights to use, all trademarks, service marks and other rights necessary for the conduct of its business as described in the Registration Statement and the Prospectus, and neither the Company nor any of the Subsidiaries has received a notice, or knows of any basis, of any conflict with the asserted rights of others in any such respect that could have a Material Adverse Effect.

              (xi) The Shares that are being issued and sold by the Company have been duly and validly authorized for issuance by the Company, and the Company has full corporate power and authority to issue, sell and deliver such Shares; and, when such Shares are issued and delivered against payment therefor as provided by this Agreement, such Shares will have been validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any statutory preemptive rights or similar statutory rights or any other preemptive or similar rights. All corporate action





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       required to be taken by the Company for the authorization, issuance and sale of the Shares that are being issued and sold by the Company has been duly and validly taken.

              (xii) KPMG Peat Marwick LLP, Chapman, Williams & Co., Coopers & Lybrand L.L.P. and Arthur Andersen LLP are independent public accountants with respect to the Company and the Subsidiaries as required by the Act.

              (xiii) The consolidated financial statements and related notes and schedules included in the Registration Statement or in the Prospectus present fairly the financial position of the Company and the Subsidiaries, on the basis stated in the Registration Statement, as of the respective dates thereof and the consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries, for the respective periods covered thereby; and such financial statements and the related schedules and notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement and the Prospectus. The selected financial information included in the Registration Statement or the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included therein. The pro forma financial information in the Registration Statement or in the Prospectus complies in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X promulgated by the Commission and presents fairly the information shown therein; the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company and the Subsidiaries are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Exchange Act"), the Act or the Act Regulations to be included in the Registration Statement or Prospectus.

              (xiv) The Shares conform in all material respects to the descriptions thereof in the Registration Statement and Prospectus.

              (xv) Since the respective dates as of which information is provided in the Registration Statement and Prospectus, except as otherwise specifically stated therein, there has been no change or development with respect to the condition (financial or otherwise) or business of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, that would have a Material Adverse Effect.

              (xvi) Neither the Company nor any Subsidiary is in violation of its articles of incorporation or bylaws or other organizational documents. Neither the Company nor any Subsidiary is, nor with the passage of time or the giving of notice or both would be, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or of any judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any mortgage, loan agreement, note, bond, debenture, credit agreement or any other evidence of indebtedness or in any agreement, contract, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, the effect of which violation or default in performance or observance would have a Material Adverse Effect.





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              (xvii)   There is no action, suit or proceeding pending before or
       by any court, arbitrator or governmental agency or body or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or to which any of their respective property is subject (A) that is required to be described in the Registration Statement or the Prospectus but is not described as required or (B) that, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There is no agreement, contract, indenture, lease or other document or instrument that is required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

              (xviii) No person has any right to the registration of any security of the Company by reason of the filing of the Registration Statement with the Commission or the consummation of the transactions contemplated hereby, which right has not been waived or lapsed, except as described in the Registration Statement or Prospectus.

              (xix) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not subject to registration under such Act.

              (xx) As of the date of the Prospectus, and except as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is currently planning any probable acquisitions for which disclosure of pro forma financial information would be required by the Act.

              (xxi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as otherwise stated therein, (A) neither the Company nor any of the Subsidiaries (1) has issued any securities other than in connection with the exercise of any outstanding options,
       (2) incurred any material liability or obligations, direct or contingent, for borrowed money, (3) entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, (4) entered into any transaction with an affiliate of the Company (as the term "affiliate" is defined in Rule 405 of the Act Regulations) that would otherwise be required to be disclosed in the Prospectus or the Registration Statement, or (5) declared or paid any dividend on its capital stock, or made any other distribution to its equity holders, (B) there has not been any material change in the capital stock or other equity, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries and (C) there has been no change or development with respect to the condition (financial or otherwise) or business of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, that would have a Material Adverse Effect.

              (xxii) The Company has not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Shares, will not distribute without your prior written consent any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

              (xxiii) Prior to the Closing Date, the Shares will be duly authorized for listing on the Nasdaq National Market upon official notice of issuance.

              (xxiv) Neither the Company nor any Subsidiary is involved in any labor dispute and, to the knowledge of the Company, no such dispute is threatened.





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              (xxv)     Neither the Company nor any Subsidiary nor, to the best
       of its knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds of a character required to be disclosed in the Prospectus.

              (xxvi) The Company and each of the Subsidiaries have filed (or have obtained extensions thereto) all federal, state and local tax returns that are required to be filed, which returns are complete and correct in all material respects, and have paid all taxes shown on such returns and all assessments with respect thereto to the extent that the same have become due.

              (xxvii)   Except for the shares of capital stock of each of
       the Subsidiaries, neither the Company nor any of the Subsidiaries owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus.

              (xxviii) Neither the execution, delivery or performance of this Agreement, the offer, issuance, sale or delivery of the Shares that are being issued and sold by the Company nor the consummation by the Company of the terms of this Agreement (A) requires the consent, approval, authorization or order of any court or governmental agency or body, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such other approvals as have been obtained, (B) will conflict with, result in a breach of, or constitute a default under the terms of any indenture, agreement, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, (C) will conflict with or violate any law, order, statute, regulation, consent or memorandum of understanding applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries (in the case of (B) or (C) above, where such conflict, breach, default or violation, individually or in the aggregate, would have a Material Adverse Effect), or (D) will conflict with or violate the articles of incorporation or by-laws of the Company or any Subsidiary.

              (xxix) The Company has not taken, directly or indirectly, any action designed to cause or result in or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

              (xxx)     The Company is not required to comply with Section
       517.075 of the Florida statutes.

              (xxxi) The Company and each of the Subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

              (xxxii) There are no costs or liabilities, to the Company's knowledge after due inquiry, associated with the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries that would have a Material Adverse Effect.

       (b) Except for Belmont Fund, L.P. ("Belmont Fund"), Belmont Capital Partners II, L.P. ("Belmont Capital") and Fidelity Summer Street Trust:
Fidelity Capital & Income Fund ("Fidelity Fund"), who make the separate representations and warranties set forth in Section 1(c) below, each Selling Shareholder, severally and not jointly, represents and warrants to the Underwriters as of the Representation Date and as of the Closing Date, as follows:

              (i) Such Selling Shareholder now has, and on the Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Shareholder pursuant to this Agreement, free and clear of any security interests, liens, encumbrances, equities or other claims, including, without limitation, any restriction on transfer (except for restrictions imposed by applicable federal or state securities laws) other than as specified on the certificate(s) representing such Shares.

              (ii) Such Selling Shareholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law (except such as may be required under the Act or such as may be required by the NASD or under state securities or blue sky laws governing the purchase and distribution of the Shares), to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares free and clear of any adverse claims, assuming that the Underwriters have acquired such Shares for value, in good faith and without notice of any adverse claim.

              (iii) This Agreement and the Custody Agreement (as such term is defined herein) have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are the valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their terms except (i) as limited by any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) as such enforceability of rights to indemnity and contribution hereunder may be limited under applicable securities laws.

              (iv) The execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Shareholder does not and the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Shareholder will not, require any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required by the NASD or under state securities or blue sky laws governing the purchase and distribution of the Shares) or conflict with or constitute a breach of, or default under, or violate, any agreement, indenture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is or may be bound or to which any of such Selling Shareholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Shareholder or to any property or assets of such Selling Shareholder, which breach, default or violation would impair such Selling Shareholder's ability to perform under this Agreement or the Custody Agreement and would have any adverse impact on the Company or the Underwriters under this Agreement or the Custody Agreement.

              (v) The information with respect to such Selling Shareholder contained in the section entitled "Security Ownership of Management and Principal and Selling Shareholders" in the Prospectus does not and will not on the Closing Date contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (vi) The representations and warranties of such Selling Shareholder in the Custody Agreement are, and on the Closing Date will be, true and correct.

              (vii) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for such actions as would not be unlawful.

       (c) Each of Belmont Fund, Belmont Capital and Fidelity Fund, severally and not jointly, represents and warrants to the Underwriters as of the Representation Date and as of the Closing Date, as follows:

              (i) Such Selling Shareholder now has, and on the Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Shareholder pursuant to this Agreement, free and clear of any security interests, liens, encumbrances, equities or other claims, including, without limitation, any restriction on transfer (except for restrictions imposed by applicable federal or state securities laws) other than as specified on the certificate(s) representing such Shares.

              (ii) Such Selling Shareholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law (except such as may be required under the Act or such as may be required by the NASD or under state securities or blue sky laws governing the purchase and distribution of the Shares), to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares free and clear of any adverse claims, assuming that the Underwriters have acquired such Shares for value, in good faith and without notice of any adverse claim.

              (iii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms except (i) as limited by any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) as such enforceability of rights to indemnity and contribution hereunder may be limited under applicable securities laws.

              (iv) The execution and delivery of this Agreement by or on behalf of such Selling Shareholder does not and the consummation of the transactions herein contemplated by or on behalf of such Selling Shareholder will not, require any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required by the NASD or under state securities or blue sky laws governing the purchase and distribution of the Shares) or conflict with or constitute a breach of, or default under, or violate, any agreement, indenture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is or may be bound or to which any of such Selling Shareholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Shareholder or to any property or assets of such Selling Shareholder, which breach, default or violation would impair such Selling Shareholder's ability to perform under this Agreement and would have any adverse impact on the Company or the Underwriters under this Agreement.

              (v) The information with respect to such Selling Shareholder contained in the section entitled "Security Ownership of Management and Principal and Selling Shareholders" in the Prospectus does not and will not on the Closing Date contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (vi) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for such actions as would not be unlawful.


       (d) Any certificate signed by any officer of the Company or any Selling Shareholder delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company or such Selling Shareholder, as the case may be, to each Underwriter as to the matters covered thereby.

       SECTION 2.  SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING

       (a) Subject to the terms and conditions set forth herein, and subject to such adjustments as you may determine to avoid fractional shares:

              (i) the Company agrees to sell to each Underwriter, severally and not jointly, and, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $________ per share (the "Initial Price"), the aggregate number of Firm Shares that bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 2 hereto (or such number of Firm Shares increased as provided in Section 10 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholders, and the Company will have no obligation to sell the Underwriters any of the Firm Shares that are being issued and sold by the Company hereunder unless the Underwriters purchase all of such Firm Shares hereunder; and

              (ii) each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, severally and not jointly, and, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder at the Initial Price, the aggregate number of Firm Shares that bears the same proportion to the aggregate number of Firm Shares set forth opposite the name of such Selling Shareholder on Schedule 1 hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 2 hereto (or such number of Firm Shares increased as provided in Section 10 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholders, and each Selling Shareholder will have no obligation to sell the Underwriters any of the Firm Shares to be sold by such Selling Shareholder hereunder unless the Underwriters purchase all of such Firm Shares hereunder.

       (b) The Company grants to the Underwriters an option to purchase all or any part of the Additional Shares at the Initial Price. Additional Shares shall be purchased from the Company, severally and not jointly, for the accounts of the Underwriters in proportion to the number of Firm Shares set forth in Schedule 2 hereto opposite the name of such Underwriter. Such option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as hereinafter defined), and only once thereafter within 30 days after the date of the Prospectus, in each case upon written or telegraphic notice, or oral or telephonic notice confirmed by written or facsimile notice, by the Underwriters to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Additional Shares Closing Date (as hereinafter defined), as the case may be, setting forth the number of Additional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

       (c) Certificates in transferable form for the Shares that certain of the Selling Shareholders agrees to sell pursuant to this Agreement have been placed in custody with _______ (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by certain of the Selling Shareholders appointing _______ and _______ as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Shareholder that is a party to the Custody Agreement agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Shareholder that is a party to the Custody Agreement,
(ii) the arrangements made by the Selling Shareholders that are parties to the Custody Agreement for such custody are, except as specifically provided in the Custody Agreement, irrevocable, (iii) the appointments of the Custodian and of the Attorneys-in-Fact are coupled with the interest of the Underwriters and irrevocable, (iv) the obligations of the Selling Shareholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Shareholder or by operation of law, whether by the death or incapacity of any Selling Shareholder or the occurrence of any other event. If any Selling Shareholder that is a party to the Custody Agreement shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Shareholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Shareholders that are parties to the Custody Agreement, to execute this Agreement and any other necessary documents in connection with the sale of the Shares to be sold hereunder by such Selling Shareholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Shareholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Shareholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

       (d) Payment of the purchase prices for, and delivery of, the Firm Shares to be purchased by the Underwriters shall be made at the offices of Jefferies & Company, Inc., 39 Broadway, New York, New York 10006, or at such other place as shall be agreed upon by the Underwriters, the Company and the Attorneys-in-Fact, at 10:00 A.M., New York City time, on the third (or, if pricing occurs after 4:30 p.m., New York City time, on any given day, on the fourth) business day following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company and the Attorneys-in-Fact (such time and date of payment and delivery being herein called the "Firm Shares Closing Date"). Payment shall be made to the Company and the Selling Shareholders or Attorneys-in-Fact, as the case may be, by certified or official bank check or checks drawn in New York Clearing House funds (or similar next day funds) payable to the order of the Company and each of the Selling Shareholders or Attorneys-in-Fact, as the case may be, respectively, against delivery to the Underwriters of the Firm Shares.

       (e) Payment of the purchase price for, and delivery of, the Additional Shares to be purchased by the Underwriters shall be made at the office as set forth above or at such other place as shall be agreed upon by the Underwriters and the Company at the time and on the date (which may be the same as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 2(b) (such time and date of delivery and payment being herein called the "Additional Shares Closing Date"). The Firm Shares Closing Date and the Additional Shares Closing Date are called, individually, the "Closing Date" and together, the "Closing Dates". Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds (or similar next day funds) payable to the order of the Company against delivery to the Underwriters of the Additional Shares.

       (f) Certificates representing the Shares shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Firm Shares Closing Date or, in the case of Additional Shares, on the day of notice of exercise of the option as described in Section 2(b). The certificates representing the Shares will be made available for examination and packaging by the Underwriters not later than 1:00 P.M., New York City time, on the last business day prior to the Firm Shares Closing Date (or the Additional Shares Closing Date in the case of the Additional Shares) at such place as is designated by the Underwriters.

       SECTION 3.  COVENANTS OF THE COMPANY.

       The Company covenants with each of the Underwriters as follows:

       (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective, as promptly as possible after the filing thereof. The Company will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which the Underwriters shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this clause
(a), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, or such supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Representation Date, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the

Commission for any amendment of the Registration Statement or supplement to any Prospectus or for any additional information, (v) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the lifting thereof.

       (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Act Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 3, an amendment or supplement that will correct such statement or omission or effect such compliance.
Neither your consent to, nor your delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

       (c) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Shares in accordance with the provisions hereof and the Prospectus.

       (d) As soon as practicable, the Company will make generally available to its securityholders and to the Underwriters a consolidated earnings statement or statements of the Company and the Subsidiaries covering a twelve-month period beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act Regulations.

       (e) The Company will furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto and all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or the Act Regulations, as many copies of the Prospectus and all amendments and supplements thereto as the Underwriters may reasonably request.

       (f) During the period of five years hereafter, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request, provided that prior to the Company's furnishing any such other information that is nonpublic you shall enter into such agreement respecting the confidentiality thereof as the Company may reasonably request.

       (g) The Company will not, and will cause each of its executive officers and directors to enter into agreements with the Underwriters in the form set forth in Exhibit A to the effect that they will not, for a period of 90 days following the date of the Prospectus, without prior written consent of Jefferies & Company, Inc., offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock.

       (h) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

       (i) The Company will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or that will cause, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

       (j) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus.

       (k) The Company will cooperate with the Underwriters and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

       (l) The Company will cause the Shares to be duly listed on the Nasdaq National Market.

       SECTION 4.  COVENANTS OF THE SELLING SHAREHOLDERS.

       Each of the Selling Shareholders, severally and not jointly, covenants with each of the Underwriters as follows:

       (a) Such Selling Shareholder shall cooperate to the extent reasonably necessary to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective, as promptly as possible after the filing thereof.

       (b) Without prejudice to any rights such Selling Shareholder may have against the Company, such Selling Shareholder shall pay all Federal and other taxes, if any, on the transfer or sale of the Shares being sold by such Selling Shareholder to the Underwriters.

       (c) Such Selling Shareholder shall do or perform all things required to be done or performed by the Selling Shareholder prior to the Firm Shares Closing Date or any Additional Shares Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of and the payment for the Shares pursuant to this Agreement.

       (d) Except as would not be unlawful, such Selling Shareholder will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or that will cause, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

       (e) Such Selling Shareholder will advise the Representatives promptly, and if requested by the Representatives will confirm such advice in writing, of any change in the information relating to such Selling Shareholder contained in the Registration Statement under the caption "Security Ownership of Management and Principal and Selling Shareholders".

       SECTION 5.  PAYMENT OF EXPENSES.

       The Company will pay, or reimburse if paid by the Underwriters, all actual and reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the fees, disbursements and expenses of counsel and accountants for the Company and the Selling Shareholders and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers; (ii) the cost of printing the Agreement Among Underwriters, this Agreement, the Selling Agreement, any Dealer Agreements, the Underwriters' Questionnaire and the Blue Sky Memorandum (in both preliminary and final form); (iii) all expenses in connection with qualification of the Shares for offering and sale under state securities laws, including filing and registration fees and the fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with blue sky surveys; (iv) the filing fees incident to securing any required review by the NASD; (v) the cost of preparing stock certificates; (vi) all fees of the Company's transfer agent and registrar; (vii) any fees for including the Shares on the Nasdaq National Market; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section.

       If this Agreement is terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. The Company shall not in any event be liable to any of the Underwriters for consequential damages including loss of anticipated profits from the transactions covered by this Agreement.

       SECTION 6.  CONDITIONS OF THE UNDERWRITERS' OBLIGATION.

       The obligation of the Underwriters to purchase the Shares hereunder is subject to the continued accuracy of the representations and warranties of the Company and the Selling Shareholders herein contained, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following further conditions:

       (a) The Registration Statement shall have become effective, and you shall have received notice thereof, not later than 5:30 p.m., Washington D.C. time, on the date hereof, or such later time and date as shall be approved by the Representatives and the Company and shall remain effective at the Closing Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect or proceedings therefor initiated or threatened by the Commission or the authorities of any such jurisdiction. If the Company has elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

       (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business, properties, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Shares and constitutes a Material Adverse Effect; (ii) any material loss or interference with the business or properties of the Company or any of the Subsidiaries from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, that is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Underwriters any such development makes it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market System, or any setting of minimum prices for trading on such exchange or system, or any suspension of trading of any securities of the Company on any exchange or system or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares.

       (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

       (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company, and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

       (e) Each of the representations and warranties of each of the Selling Shareholders contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements contained herein to be performed on the part of each of the Selling Shareholders, and all conditions contained herein to be fulfilled or complied with by each of the Selling Shareholders at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with, and the Representatives shall have received a certificate to such effect, dated the Closing Date and signed by or on behalf of each Selling Shareholder.

       (f) The Underwriters shall have received an opinion from Jenkens & Gilchrist, A Professional Corporation, counsel for the Company, satisfactory in form and substance to counsel for the Underwriters, dated as of each Closing Date, to the effect set forth in Exhibit B.

       (g) The Underwriters shall have received a favorable opinion, dated as of each Closing Date, of Fulbright & Jaworski L.L.P., counsel for the Underwriters, with respect to such matters as may be reasonably requested by the Underwriters, and you shall have provided such counsel with such papers and information as they may reasonably request to enable them to provide such opinion.

       (h) On the Firm Shares Closing Date, the Underwriters shall have received (i) a certificate from an individual authorized to deliver such a certificate on behalf of Belmont Fund, Belmont Capital and Fidelity Fund, satisfactory in form and substance to counsel for the Underwriters, dated as of the Firm Shares Closing Date, and (ii) an opinion from legal counsel to each of the other Selling Shareholders, satisfactory in form and substance to counsel for the Underwriters, dated as of the Firm Shares Closing Date, to the effect set forth in Exhibit C.

       (i) The following conditions contained in clauses (i), (ii) and (iii) of this Section 6(i) shall have been satisfied on and as of each Closing Date and the Company shall have furnished to the Underwriters a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated such Closing Date to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus, and this Agreement and that:

              (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii) since the date of the most recent financial statements included in the Prospectus, there has been no change that would have a Material Adverse Effect.

       (j) At the Representation Date and at each Closing Date, KPMG Peat Marwick LLP, Chapman, Williams & Co. and Coopers & Lybrand L.L.P. shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of this Agreement and each Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information pertaining to the Company and the Subsidiaries contained in the Registration Statement and the Prospectus.

       (k) At the Representation Date, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company, addressed to the Underwriters, in which each such person or entity agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or entity or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the date of the Prospectus without the prior written consent of Jefferies & Company, Inc.

       (l) At the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

       (m) At the time of the closing of the offering of the Firm Shares, simultaneous closings occur with respect to (i) the offering by the Company of
$130,000,000 of its    % Senior Notes due February 1, 2007 (the "Notes"), and
(ii) the acquisition by the Company of substantially all of the U.S. land-based well servicing operations of Pride Petroleum Services, Inc. ("Pride") pursuant to a purchase agreement, dated as of December 23, 1996, between the Company and Pride (the "Pride Acquisition").

       If any condition specified in this Section 6 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and the Selling Shareholders and such termination shall be without liability of any party to any other party except as provided in Section 5.

       SECTION 7. CONDITIONS OF THE COMPANY'S AND THE SELLING SHAREHOLDERS' OBLIGATIONS.

       The obligations of the Company and the Selling Shareholders to issue and sell the Firm Shares hereunder is subject to the conditions that, at the time of the closing of the offering of the Firm Shares, simultaneous closings occur with respect to (i) the offering by the Company of the Notes and (ii) the Pride Acquisition.

       SECTION 8.  INDEMNIFICATION AND CONTRIBUTION.

       (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and its respective officers, shareholders, employees and directors and any person who controls any Underwriter within the meaning of Section 15 of the Act from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) that, jointly or severally, any such Underwriter or any such officer, shareholder, employee, director or controlling person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus, the Prospectus as amended or supplemented and any document filed under the Exchange Act and incorporated by reference into the Prospectus) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company will not be liable in any such case to the extent any such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information provided in writing to the Company by or on behalf of any Underwriter, expressly for use in the Registration Statement or the Prospectus; and provided, further that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such indemnified Underwriter or its respective officers, shareholders, employees and directors, and the Company shall not be liable to any such indemnified Underwriter or its respective officers, shareholders, employees and directors, from whom the person asserting any such losses, claims, damage, or liabilities purchased the Shares concerned, to the extent that any such loss, claim, damage or liability of such indemnified Underwriter or its respective officers, shareholders, employees and directors results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus and the Company had previously furnished copies thereof to such indemnified Underwriter on a timely basis to permit the Prospectus (as the same may be amended or supplemented) to be sent or given. The Company agrees that the only such information provided in writing by or on behalf of any Underwriter to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the table and the second, fifth, eighth and tenth paragraphs following the table in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have.

       (b) Each Selling Shareholder agrees severally and not jointly to indemnify, defend and hold harmless each Underwriter and its respective officers, shareholders, employees and directors and any person who controls any Underwriter within the meaning of Section 15 of the Act from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) that, jointly or severally, any such Underwriter or any such officer, shareholder, employee, director or controlling person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus, the Prospectus as amended or supplemented and any document filed under the Exchange Act and incorporated by reference into the Prospectus) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that any untrue statement or omission was made in reliance upon and in conformity with any information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration statement (or in the Registration Statement as amended by any post-effective amendment thereof); provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(b) shall not inure to the benefit of any such indemnified Underwriter or its respective officers, shareholders, employees and directors, and the Selling Shareholders shall not be liable to any such indemnified Underwriter or its respective officers, shareholders, employees and directors, from whom the person asserting any such losses, claims, damage, or liabilities purchased the Shares concerned, to the extent that any such loss, claim, damage or liability of such indemnified Underwriter or its respective officers, shareholders, employees and directors results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus and the Company had previously furnished copies thereof to such indemnified Underwriter on a timely basis to permit the Prospectus (as the same may be amended or supplemented) to be sent or given, and provided further, that the liability of each Selling Shareholder pursuant hereto shall not exceed an amount equal to the net proceeds received by such Selling Shareholder from the sale of its Shares hereunder to the Underwriters.

       (c)    Each Underwriter agrees to indemnify, defend and hold harmless
(i) each Selling Shareholder and its officers, partners, shareholders, employees and directors and any person who controls such Selling Shareholder within the meaning of Section 15 of the Act, and (ii) the Company and its officers, shareholders, employees and directors and any person who controls the Company within the meaning of Section 15 of the Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) that (i) the Selling Shareholders or any such officers, partners, shareholders, employees and directors and any such controlling person, or (ii) the Company or any such officer, shareholder, employee, director or controlling person may incur under the Act, the Exchange Act or otherwise to the same extent as the provisions of
Section 8(a) above, but only insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance or in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter, expressly for use in the Registration Statement or the Prospectus. The Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the table and the second, fifth, eighth and tenth paragraphs following the table in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus.

       (d)    If any action is brought against an indemnified party under this
Section 8, the indemnified party or parties shall promptly notify the indemnifying party in writing of the institution of such action (provided that the failure to give such notice shall not relieve the indemnifying party of any liability that it may have pursuant to this Agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided that the indemnifying party shall only be responsible for the fees and expenses of one counsel for the indemnified party or parties hereunder. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld.

       (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a), (b) or (c) of this
Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party in connection with the statements or omissions that resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Shareholders, as the case may be, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, the Selling Shareholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

       (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the total underwriting discount applicable to the Shares purchased by such Underwriter and no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the sale of its Shares to the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       SECTION 9.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                   DELIVERY.

       The respective indemnity and contribution agreements contained in
Section 8, and the covenants, representations and warranties of the Company and the Selling Shareholders contained in this Agreement or contained in certificates of officers of the Company or the Selling Shareholders submitted pursuant hereto, shall remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or any of its respective officers, employees, directors, shareholders or any person who controls any Underwriter, or by or on behalf of the Company or the Selling Shareholders or any of the officers or directors or any controlling person of the Company or the Selling Shareholders, as the case may be, and will survive delivery of and payment for the Shares.

       SECTION 10.  DEFAULT OF UNDERWRITERS.

       If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the Firm Shares Closing Date or the Additional Shares Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except as provided in this Section 10 (provided that if such default occurs with respect to the Additional Shares after the Firm Shares Closing Date, this Agreement will not terminate as to the Firm Shares). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

       SECTION 11.  NOTICES.

       All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters in care of Jefferies & Company, Inc. at 11100 Santa Monica Boulevard, Los Angeles, California 90071, attn: Jerry Gluck, Esq., with a copy to Charles L. Strauss, Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095; if sent to the Company, directed to Dawson Production Services, Inc., 901 N.E. Loop 410, Suite 700, San Antonio, Texas 78209, attn: Michael E. Little, with a copy to J. Rowland Cook, Jenkens & Gilchrist, A Professional Corporation, 600 Congress Avenue, Suite 2200, Austin, Texas 78701; and if to the Selling Shareholders, directed to the Attorneys-in-Fact, c/o Dawson Production Services, Inc., 901 N.E. Loop 410, Suite 700, San Antonio, Texas 78209, with a copy to J. Rowland Cook, Jenkens & Gilchrist, A Professional Corporation, 600 Congress Avenue, Suite 2200, Austin, Texas 78701, and to each of Fidelity Capital & Income Fund, Belmont Capital Partners II, L.P., and Belmont Fund, L.P., Fidelity Investments, 82 Devonshire Street - E20F, Boston, Massachusetts 02109, Attention: Portfolio Manager, with a copy to Sharon Shelfer-Casey, Esq., Fidelity Investments, 82 Devonshire Street - E20E, Boston, Massachusetts 02109.

       SECTION 12.  PARTIES.

       This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and legal representatives and the controlling persons, officers, employees, directors and shareholders referred to in Sections 8 and 9 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors and legal representatives, and such controlling persons, shareholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

       SECTION 13.  GOVERNING LAW AND TIME.

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Specified times of day refer to New York time, unless otherwise specified.

       SECTION 14.  COUNTERPARTS.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Underwriters and the Selling Shareholders in accordance with its terms.



                                     Very truly yours,

                                     DAWSON PRODUCTION SERVICES, INC.



                                     By:
                                         -------------------------------------

                                     Name:
                                           -----------------------------------

                                     Title:
                                            ----------------------------------



                                     Belmont Capital Partners II, L.P.

                                     By:    Fidelity Capital Partners II Corp.,
                                            as General Partner



                                     By:
                                         -------------------------------------

                                     Name:
                                           -----------------------------------

                                     Title:
                                            ----------------------------------


                                     Belmont Fund, L.P.

                                     By:    Fidelity Management Trust Company,
                                            pursuant to a Power of Attorney for
                                            Fidelity International Services
                                            Limited, Managing General Partner



                                     By:
                                         -------------------------------------

                                     Name:
                                           -----------------------------------

                                     Title:
                                            ----------------------------------

                                         Fidelity Summer Street Trust: Fidelity
                                         Capital & Income Fund

                                         By:                   , Trustee
                                              -----------------



                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------


                                         Each of the Selling Shareholders named
                                         in Schedule 1 hereto (excluding
                                         Belmont Fund, L.P., Belmont Capital
                                         Partners II, L.P. and Fidelity
                                         Summer Street Trust: Fidelity Capital
                                         & Income Fund):



                                         By:
                                             -----------------------------------
                                                Attorney-in-Fact



                                         By:
                                             -----------------------------------
                                                Attorney-in-Fact


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

JEFFERIES & COMPANY, INC.
RAUSCHER PIERCE REFSNES, INC.
SOUTHCOAST CAPITAL CORPORATION
  As Representatives of
  the Several Underwriters

By:  Jefferies & Company, Inc.


By:
    -----------------------------

Name:
     ----------------------------

Title:
      ---------------------------

                                   SCHEDULE 1

                              SELLING SHAREHOLDERS

                                                                                               NUMBER OF
                                                                                              FIRM SHARES
 SELLING SHAREHOLDER                                                                           TO BE SOLD
 -------------------                                                                         -------------
 Belmont Capital Partners II, L.P. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     608,321
 Belmont Fund, L.P.                                                                               86,903
 Fidelity Summer Street Trust: Fidelity Capital & Income Fund  . . . . . . . . . . . . . . .     117,536
 Triad Ventures Limited II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      94,600
 Boston Safe Deposit FBO 303 Virginia  . . . . . . . . . . . . . . . . . . . . . . . . . . .      57,450
 Atwell & Company FBO Detroit Policeman/Fireman  . . . . . . . . . . . . . . . . . . . . . .      47,713
 Trussal & Company FBO MERS of Michigan  . . . . . . . . . . . . . . . . . . . . . . . . . .      46,150
 Ell & Company FBO NCR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27,136
 Lark & Company FBO Arkansas Teacher Retirement  . . . . . . . . . . . . . . . . . . . . . .      39,050
 Ell & Company FBO AT&T Corp.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38,625
 How & Company FBO Columbia Healthcare . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,650
 NSCC FBO Pontiac Police/Fire Department . . . . . . . . . . . . . . . . . . . . . . . . . .       5,200
 Topworks & Company FBO Montgomery County Growth . . . . . . . . . . . . . . . . . . . . . .       5,050
 H.A. Abshier, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4,300
 Boston Safe Deposit FBO Fairfax County Public Schools . . . . . . . . . . . . . . . . . . .       4,000
 Ell & Company FBO Newell Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,250
 Bost. & Company FBO Bush Foundation . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,300
 Iowa State University Foundation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,200
 Salkeld & Company FBO Robinson Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,200
 Siglar & Company FBO Marion Bradley Glass via Part Trust  . . . . . . . . . . . . . . . . .       1,100
 Siglar & Company FBO Marion Bradley Glass Trust . . . . . . . . . . . . . . . . . . . . . .       1,100
 Pitt & Company FBO Tracor, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         850
 MAC & Company FBO SEIU  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         750
 NSCC FBO City of Pontiac General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         750
 Arik Y. Prawer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         623
 Pitt & Company FBO GCIU Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         500
 Siglar & Company FBO Iron Workers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         500
                                                                                               ---------

         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,206,807
                                                                                               =========

                                   SCHEDULE 2

                                  UNDERWRITERS

                                                                                         NUMBER OF
                                                                                        FIRM SHARES
 NAME OF UNDERWRITER                                                                   TO BE PURCHASED
 -------------------                                                                  -----------------
 Jefferies & Company, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Southcoast Capital Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                          ---------

         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,706,807
                                                                                          =========

                                   SCHEDULE 3

                                  SUBSIDIARIES

                          Name                        Jurisdiction               Ownership (%)
 -----------------------------------------   ------------------------------   -------------------
 Taylor Companies, Inc.                                   Texas                       100%
 Dawson Production Services de Mexico, S.A.               Mexico                      100%

                                   EXHIBIT A



                               February __, 1997



Jefferies & Company, Inc.
Rauscher Pierce Refsnes, Inc.
Southcoast Capital Corporation
As Representatives of the Several Underwriters
c/o    Jefferies & Company, Inc.
       11100 Santa Monica Boulevard
       Los Angeles, California  90025

Dear Sirs:

       The undersigned has been informed that you, as representatives of the underwriters (the "Underwriters"), are planning to enter into an Underwriting Agreement (the "Underwriting Agreement") with Dawson Production Services, Inc., a Texas corporation (the "Company"), and the Selling Shareholders (as such term is defined therein) providing for the purchase by the Underwriters of an aggregate of 4,706,807 shares of the Company's common stock, $.01 par value (the "Common Stock"), with the right to purchase up to 706,021 additional shares of Common Stock to cover over-allotments.

       To induce you to enter into this Underwriting Agreement and in consideration of the purchase and public offering by you of such shares of Common Stock (which the undersigned considers to be in the best interests of the Company and its shareholders and to the undersigned's benefit), the undersigned agrees with the Underwriters that for a period of 90 days from the date of the final Prospectus relating to such sale of Common Stock covered by the Underwriting Agreement, the undersigned will not without Jefferies & Company, Inc.'s prior written consent, or unless pursuant to bona fide gifts to persons or entities who agree to be bound by the provisions of this letter, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock.


                                                      Very truly yours,

                                   EXHIBIT B


       (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

       (ii) each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

       (iii) each of the Company and the Subsidiaries is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect;

       (iv) all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of each such Subsidiary are owned of record and, to such counsel's knowledge, beneficially by the Company, either directly or through a wholly-owned subsidiary of the Company, free and clear of any perfected security interests and, to such counsel's knowledge, any other security interests, liens, encumbrances, equities, other rights to purchase or other claims;

       (v) except as described in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase shares of capital stock of the Company pursuant to any statute, the articles of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument to which the Company is a party as to which any person can successfully maintain an action, suit or proceeding against the Company for violation of his or her preemptive rights with respect to the issuance of any shares of capital stock of the Company;

       (vi) to such counsel's knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries required to be disclosed in the Prospectus that is not adequately disclosed in the Prospectus;

       (vii) to such counsel's knowledge, there is no contract or other document required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required;

       (viii) all of the Company's issued and outstanding capital stock has been duly authorized and validly issued and is fully paid and non-assessable as of the date hereof and the authorized capital stock of the Company conforms in all material respects to the descriptions thereof under the caption "Description of Capital Stock" in the Prospectus;

       (ix) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and supporting schedules contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the applicable Act Regulations; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

       (x) the statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, are accurate in all material respects and present fairly the information required to be shown;

       (xi) this Agreement has been duly authorized, executed and delivered by the Company and the Company has full corporate power and authority to enter into this Agreement;

       (xii) no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the consummation of the transactions contemplated hereby, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

       (xiii) neither the execution and delivery of this Agreement, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will result in a breach of, or constitute a default under, (a) the terms of any indenture or other agreement or instrument
(i) to which the Company or any of the Subsidiaries is a party or by which it is bound and (ii) that is either filed as an exhibit to the Registration Statement or is identified to such counsel as being material to the Company and the Subsidiaries, taken as a whole, and listed on a schedule to such counsel's opinion, (b) any law, statute, rule, order, regulation or decree of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries of which such counsel is aware and that is known by such counsel to be applicable to the Company or any of the Subsidiaries (where such conflict, breach or default would have a Material Adverse Effect) or (c) the articles of incorporation or by-laws of the Company;

       (xiv) the Purchase Agreement, dated as of December 23, 1996 (the "Purchase Agreement"), between the Company and Pride Petroleum Services, Inc. has been duly authorized, executed and delivered by the Company;

       (xv) the execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby have not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their properties, or any agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, or the charter or bylaws of the Company or any Subsidiary, which breach, violation or default would have a Material Adverse Effect;

       (xvi) the Shares have been duly and validly authorized by the Company for issuance, and the Company has full corporate power and authority to issue, sell and deliver the Shares; and, when the Shares are issued and delivered against payment therefor as provided by this Agreement, the Shares will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares will not be subject to any statutory preemptive rights or similar statutory rights or, to such counsel's knowledge, any other preemptive or similar rights;

       (xvii) the certificates for the Shares are in due and proper form under Texas law and the by-laws of the Company and conform with the form of certificates duly authorized by the Board of Directors of the Company;

       (xviii)       the Shares, when issued, will conform in all material
respects to the description thereof contained in the Prospectus and the Registration Statement under the caption "Description of Capital Stock";

       (xix) to such counsel's knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to such person, or to permit such person to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company that has not been waived or lapsed; and

       (xx) the Company is not an "investment company" as defined under the Investment Company Act or 1940 or subject to registration under the Investment Company Act of 1940.

       In addition, such counsel shall also state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company and the Subsidiaries at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as set forth in clauses (viii), (x) and (xvi) of this Exhibit B), on the basis of the foregoing (relying as to materiality upon officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement at the time it became effective or at the Representation Date and the

Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such counsel need not express any comment with respect to the financial statements and schedules contained therein, including the notes thereto, the auditors' report thereon and the related summary of accounting policies.

       The opinions of such counsel relate solely to, are based solely upon and are limited exclusively to the laws of the State of Texas and the federal laws of the United States of America, to the extent applicable.

                                   EXHIBIT C


       (i) the Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of the Selling Shareholder;

       (ii) the Custody Agreement is a valid and binding agreement of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms except (a) as limited by any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) as such enforceability of rights to indemnity and contribution hereunder may be limited under applicable securities laws;

       (iii) to such counsel's knowledge, such Selling Shareholder has full legal right, power and authorization, and any approval required by law (except such as may be required under the Act or such as may be required by the NASD or under state securities or blue sky laws governing the purchase and distribution of the Shares), to sell, assign, transfer and deliver valid and marketable title to the Shares;

       (iv) to such counsel's knowledge the execution and delivery of the Agreement and the Custody Agreement by or on behalf of such Selling Shareholder and the consummation of the transactions contemplated thereby will not conflict with or violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which such Selling Shareholder is a party or by which it or any of its assets or property is bound, or any court order or decree or any laws, rule, or regulation (except such as may be required under the Act or such as may be required by the NASD or under state securities or blue sky laws governing the purchase and distribution of the Shares) applicable to such Selling Shareholder or to any of the property or assets of such Selling Shareholder, which breach, default or violation would impair such Selling Shareholder's ability to perform under the Agreement or the Custody Agreement and would have any material adverse impact on the Company or the Underwriters under the Agreement or the Custody Agreement; and

       (v) upon delivery of the Shares that such Selling Shareholder has agreed to sell pursuant to the Agreement and payment therefor as contemplated therein and assuming the Underwriters are acquiring the Shares in good faith without notice of any adverse claims, the Underwriters will acquire valid and marketable title to such Shares free and clear of any adverse claims.





                                      C-1